                                                                  Execution Copy

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                               LATITUDE 90, INC.

                            SERIES B PREFERRED STOCK

                               PURCHASE AGREEMENT



                           DATED AS OF AUGUST 6, 1999


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
1.      Authorization and Closing......................................  1
1A.     Authorization of the Preferred Stock, Warrant and Note.........  1
1B.     Purchase and Sale of the Preferred Stock, Warrant and Note.....  1
1C.     The Closing....................................................  1
2.      Conditions of Each Purchaser's Obligation at the Closing.......  2
2A.     Representations and Warranties; Covenants......................  2
2B.     Articles of Incorporation......................................  2
2C.     Amendment of the Company's Bylaws..............................  3
2D.     Registration Agreement.........................................  3
2E.     Shareholders Agreement.........................................  3
2F.     Sale of Series B Preferred, Warrant and Note to Each Purchaser.  3
2G.     Securities Law Compliance......................................  3
2H.     Opinion of the Company's Counsel...............................  3
2I.     Initial Public Offering Proposal...............................  3
2J.     Commitment of Chairman.........................................  3
2K.     Conversion of Note.............................................  4
2L.     Strategic Investors............................................  4
2M.     Waiver of Put Option...........................................  4
2N.     Closing Documents..............................................  4
2O.     Proceedings....................................................  4
2P.     Compliance with Applicable Laws................................  5
2Q.     Due Diligence..................................................  5
3.      Covenants......................................................  5
3A.     Financial Statements and Other Information.....................  5
3B.     Inspection of Property.........................................  7
3C.     Expenses of Directors..........................................  8
3D.     Restrictions...................................................  8
3E.     Affirmative Covenants.......................................... 10
3F.     Compliance with Agreements..................................... 12
3G.     Current Public Information..................................... 12
3H.     Reservation of Common Stock.................................... 12
3I.     Intellectual Property Rights................................... 12
3J.     First Refusal Rights........................................... 13
3K.     Public Disclosures............................................. 14
3L.     Key Man Insurance.............................................. 14
4.      Transfer of Restricted Securities.............................. 14
4A.     General Provisions............................................. 14
4B.     Opinion Delivery............................................... 14
4C.     Rule 144A...................................................... 15
4D.     Legend Removal................................................. 15
5.      Representations and Warranties of the Company.................. 15
5A.     Organization, Corporate Power and Licenses..................... 15

5B.     Capital Stock and Related Matters.............................. 15
5C.     Subsidiaries; Investments...................................... 16
5D.     Authorization; No Breach....................................... 16
5E.     Financial Statements........................................... 17
5F.     Absence of Undisclosed Liabilities............................. 17
5G.     No Material Adverse Change..................................... 18
5H.     Absence of Certain Developments................................ 18
5I.     Assets......................................................... 19
5J.     Tax Matters.................................................... 20
5K.     Contracts and Commitments; Significant Customers............... 21
5L.     Intellectual Property Rights................................... 23
5M.     Litigation, etc................................................ 24
5N.     Brokerage...................................................... 24
5O.     Governmental Consent, etc...................................... 24
5P.     Insurance...................................................... 25
5Q.     Employees...................................................... 25
5R.     ERISA.......................................................... 25
5S.     Compliance with Laws........................................... 27
5T.     Affiliated Transactions........................................ 27
5U.     Web Site....................................................... 27
5V.     Disclosure..................................................... 28
5W.     Knowledge...................................................... 28
6.      Definitions.................................................... 28
6A.     Definitions.................................................... 28
7.      Miscellaneous.................................................. 32
7A.     Expense........................................................ 32
7B.     Remedies....................................................... 32
7C.     Purchaser's Investment Representations......................... 32
7D.     Consent to Amendments.......................................... 33
7E.     Survival of Representations and Warranties..................... 33
7F.     Successors and Assigns......................................... 33
7G.     Generally Accepted Accounting Principles....................... 33
7H.     Severability................................................... 33
7I.     Counterparts................................................... 34
7J.     Descriptive Headings; Interpretation........................... 34
7K.     Governing Law.................................................. 34
7L.     Notices........................................................ 34
7M.     No Strict Construction......................................... 35
7N.     Arbitration.................................................... 35

Schedules and Exhibits
Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules

                               LATITUDE 90, INC.

                            SERIES B PREFERRED STOCK
                            ------------------------
                               PURCHASE AGREEMENT
                               ------------------


          THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of August 6, 1999, among LATITUDE 90, INC., a California corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

                            The parties hereto agree as follows:

                            Section  1.  Authorization and Closing.
                                         -------------------------

          1A.  Authorization of the Preferred Stock, Warrant and Note.  The
               ------------------------------------------------------
Company shall authorize the issuance and sale of (i) up to 3,293,819 shares of its Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), at a purchase price of $2.43 per share, having the rights and preferences set forth in Exhibit A attached hereto, (ii) a warrant (the
                         ---------
"Warrant") to purchase 514,659 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a purchase price of $0.01 per share, in the form attached hereto as Exhibit B, and (iii) a promissory note (the "Note"),
                            ---------
in the form attached hereto as Exhibit C.  The Series B Preferred is convertible
                               ---------
into shares of the  Common Stock.

          1B.  Purchase and Sale of the Preferred Stock, Warrant and Note.  At
               -----------------------------------------------------------
the applicable Closing (as defined below), the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company (i) the number of shares of Series B Preferred set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a cash price of $2.43 per share, (ii) the Warrant which shall permit such Purchaser to initially purchase a number of shares of Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers, at an exercise price of $3.64 per share, and (iii) the Note in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers for the Note Closing (as defined below). The sale of the Series B Preferred, the Warrant and the Note to each Purchaser shall constitute a separate sale hereunder.

          1C.  The Closing.  (i) The initial closing of the separate purchases
               -----------
and sales of the Series B Preferred and the Warrant (the "Initial Closing") to the Purchasers (the "Initial Purchasers") shall take place at the offices of Kirkland & Ellis at 10:00 a.m. on (A) August 6, 1999, or (B) if later than such date, the third business day following satisfaction or waiver of the conditions set forth in Section 2 hereof, or (C) at such other place or on such other date as may be mutually agreeable to the Company and each Initial Purchaser.

          (ii) At the Initial Closing, DigaComm L.L.C., one of the Purchasers, shall deposit $2.0 million (the "Escrow Amount") into an escrow account held by counsel for the Company. If all the conditions to closing set forth in Section 2 hereof are satisfied or waived prior to or on August 27, 1999, the Escrow Amount shall be allocated toward the purchase and sale of the Note on the date such conditions are satisfied or waived (the "Note Closing"); otherwise, the Escrow Amount shall be released and returned to DigaComm, L.L.C. To the extent that there are Subsequent Sales (as defined below) prior to August 27, 1999, the Escrow Amount shall be reduced and released to DigaComm, L.L.C. to the extent of such Subsequent Sales on a dollar-for-dollar basis.

          (iii) At any time on or before the date ninety (90) days from the date hereof, the Company may sell up to an additional 2,470,364 shares of Series B Preferred for a purchase price of $2.43 per share. All such sales (the "Subsequent Sales") shall be made on the terms and conditions set forth in this Agreement. The shares sold in the Subsequent Sales shall also be "Series B Preferred" for all purposes under this Agreement, and the purchasers thereof shall also be deemed to be "Purchasers" for all purposes under this Agreement, "Investors" for all purposes under the Registration Agreement (as defined below) and "Investors" for all purposes under the Shareholders Agreement (as defined below), and parties to such agreements upon execution thereof. Each closing of the sale of the Series B Preferred, the Warrant or Note hereunder, including the Initial Closing and Note Closing, shall be referred to herein as a "Closing." At each Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Series B Preferred (if any) to be purchased by such Purchaser, the Warrant (if any) to be purchased by such Purchaser and the Note (if any) to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account designated by the Company in writing to the Purchasers, in the aggregate amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

          Section 2.  Conditions of Each Purchaser's Obligation at the Closing.
                      --------------------------------------------------------
The obligation of each Purchaser to purchase and pay for the Series B Preferred, the Warrant and the Note at the Closing is subject to the satisfaction as of the Closing of the following conditions. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser; provided, further, the Purchaser in the Initial Closing hereby waives the conditions set forth in Sections 2I, 2L, 2M and 2Q.

          2A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B.  Articles of Incorporation.  The Company shall have duly adopted,
               -------------------------
executed and filed with the Secretary of State of California its Restated Articles of Incorporation (the "Restated Articles") establishing the terms and the relative rights and preferences of the Series B Preferred in the form set forth in Exhibit A hereto, and the Company shall not have adopted or filed any
         ---------
other document designating terms, relative rights or preferences of its preferred stock, except as expressly set forth therein. The Restated Articles shall be in full force and effect as of the Closing under the laws of California and shall not have been amended or modified.

          2C.  Amendment of the Company's Bylaws.  The Company's bylaws shall
               ---------------------------------
have been duly amended to establish the size of the board at seven (7) directors, one (1) to be designated by holders of Series A Preferred Stock, three (3) to be designated by holders of Series B Preferred and three (3) to be designated by holders of the Common Stock. The Company's bylaws shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified, except as contemplated herein.

          2D.  Registration Agreement.  The Company and the Purchasers  shall
               ----------------------
have entered into a registration agreement in form and substance as set forth in Exhibit D attached hereto (the "Registration Agreement").
---------

          2E.  Shareholders Agreement.  The Company, the Purchasers and holders
               ----------------------
of the Company's Series A Preferred Stock shall have entered into a shareholders agreement in form and substance set forth in Exhibit E attached hereto (the
                                             ---------
"Shareholders Agreement").

          2F.  Sale of Series B Preferred, Warrant and Note to Each Purchaser.
               --------------------------------------------------------------
The Company shall have simultaneously sold to each Purchaser the Series B Preferred, the Warrant and the Note to be purchased by such Purchaser hereunder at the applicable Closing and shall have received payment therefor in full.

          2G.  Securities Law Compliance.  The Company shall have made all
               -------------------------
filings under all applicable federal and state securities laws necessary to consummate the issuance of the Series B Preferred, the Warrant and the Note pursuant to this Agreement in compliance with such laws.

          2H.  Opinion of the Company's Counsel.  Each Purchaser shall have
               --------------------------------
received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit F attached hereto,
                                                 ---------
which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.

          2I.  Initial Public Offering Proposal.  The Company shall have
               --------------------------------
received a proposal for an initial public offering of the Common Stock from the proposed lead underwriter in such offering, in a form and substance satisfactory to each Purchaser.

          2J.  Commitment of Chairman.  The Company shall have obtained from
               ----------------------
William M. Apfelbaum a commitment to continue as the chairman of the Company, in a form and substance reasonably satisfactory to each Purchaser.

          2K.  Conversion of Note.  The Company shall have obtained from
               ------------------
Prudential Roman Arch Fund a written commitment to convert the fund's $1,000,000 loan advance into shares of Series B Preferred in a form and substance satisfactory to each Purchaser, or the Company shall have paid in full such loan advance.

          2L.  Strategic Investors.  The Company shall have obtained a
               -------------------
commitment from potential investors subscribing to a minimum of 823,455 shares of the Series B Preferred for a purchase price of $2.43 per share, in a form and substance reasonably satisfactory to each Purchaser.

          2M.  Waiver of Put Option.  The Company shall have obtained a written
               --------------------
waiver from William M. Apfelbaum regarding his put option referenced in paragraph 4 (iii) of the "Capitalization Schedule" attached hereto.

          2N.  Closing Documents.  The Company shall have delivered to each
               -----------------
Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2M, inclusive, have been fully satisfied;

               (ii) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the Restated Articles, the amendment to the Company's bylaws referred to in paragraph 2C, the issuance and sale of the Series B Preferred, the issuance of the Warrant, the issuance of the Note, the reservation for issuance upon conversion of the Series B Preferred and exercise of the Warrant and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's shareholders adopting the Restated Articles;

               (iii) certified copies of the Restated Articles and the Company's bylaws, each as in effect at the Closing; and

               (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder

  (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

          2O.  Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

          2P.  Compliance with Applicable Laws.  The purchase of Series B
               -------------------------------
Preferred, the Warrant and the Note by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty or liability under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Series B Preferred, the Warrant and the Note by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

          2Q.  Due Diligence.  Each Purchaser shall be fully satisfied in its
               -------------
sole discretion with the results of its review of all of the disclosure schedules and its review of and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company, including without limitation, the Company's progress in amending certain of its existing customer contracts so that the Company may include such gross revenue as a reporting position.

          Section  3.  Covenants.
                       ---------

          3A.  Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to each Purchaser (so long as such Purchaser holds any Series B Preferred or any Underlying Common Stock) and to each holder of at least 10% of the outstanding Series B Preferred and each holder of at least 10% of the Underlying Common Stock:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied omitting footnotes and shall be certified by the Company's principal financial officer;

               (ii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing and (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiary in the fulfillment of or compliance with any of the material terms, covenants, provisions or conditions of any material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof;

               (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (iv) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

               (v) promptly (but in any event within five business days) after the discovery or receipt of notice of any material default under any material agreement to which it or any of its Subsidiaries is a party, any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (vi) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

               (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (ii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

Notwithstanding the foregoing, the provisions of this paragraph 3A shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Series B Preferred remains outstanding, the Company shall continue to deliver to each Purchaser (so long as such Purchaser holds any Series B Preferred) and to each holder of at least 10% of the outstanding Series B Preferred the information specified in subparagraphs 3A(ii) and 3A(v).

For purposes of paragraphs 3A and 3B hereof, the term "Purchaser" shall include any partner of a Purchaser who received shares of Series B Preferred or Underlying Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

               3B.  Inspection of Property.  The Company shall permit any
                    ----------------------
representatives designated by any Purchaser (so long as such Purchaser holds any Series B Preferred or Underlying Common Stock) or any holder of at least 10% of the outstanding Series B Preferred or at least 10% of the Underlying Common Stock, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any such holder of Series B Preferred or Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          3C.  Expenses of Directors.  All reasonable out-of-pocket expenses of
               ---------------------
each board member, designated by the Series B Preferred pursuant to the Restated Articles, incurred in connection with attending regular and special board meetings and any meeting of any board committee shall be paid by the Company, upon submission to the Company of appropriate documentation or receipts.

          3D.  Restrictions.  So long as any Series B Preferred remains
               ------------
outstanding, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Series B Preferred:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Series A Preferred (defined below) or the Series B Preferred pursuant to the terms of the Restated Articles, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; except for repurchases of Common Stock from employees, directors, consultants or advisors of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors;

               (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

               (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Sub sidiary), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below and (c) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

               (v) merge or consolidate with any Person or, except as permitted by subparagraph (viii) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

               (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 25% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell or permanently dispose of any of its or any Subsidiary's material Intellectual Property Rights;

               (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

               (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, unless the transaction is approved by the Company's board of directors;

               (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the business of the Company and any Subsidiary at Closing;

               (x) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Restated Articles or the Company's bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and conversions of the Series B Preferred);

               (xi) except as expressly contemplated by this Agreement, make any amendment to the Restated Articles or the Company's bylaws, or file any resolution of the board of directors with the California Secretary of State containing any provisions, which would increase the number of authorized shares of the preferred stock of the Company or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series B Preferred or the Underlying Common Stock under this Agreement, the Restated Articles, the Company's bylaws or the Registration Agreement;

               (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, shareholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

               (xiii) increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable to any officer or director of the Company or any Subsidiary, unless such action is approved by a majority of disinterested directors of the Company's board of directors;

               (xiv) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $100,000 in the aggregate on a consolidated basis during any twelve-month period, unless such actions are approved by the Company's board of directors;

               (xv) enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $100,000 on a consolidated basis for any twelve-month period, unless such actions are approved by the Company's board of directors;

               (xvi) increase or decrease the authorized size of its board of directors above or below seven (7) members;

               (xvii) use the proceeds from the sale of the Series B Preferred other than for working capital and general corporate purposes and as set forth on the attached "Use of Proceeds Schedule."
                   ------------------------

          3E.  Affirmative Covenants.  So long as any Series B Preferred remains
               ---------------------
outstanding, the Company shall, and shall cause each Subsidiary to:

               (xviii) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

               (xix) maintain its assets so that its businesses may be properly and advantageously conducted at all times;

               (xx) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (xxi) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that (A) the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto, or (B) the breach thereof would not reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

               (xxii) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

               (xxiii) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

               (xxiv) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

               (xxv) enter into and maintain proprietary assignment and information agreements with its key employees.

          3F.  Compliance with Agreements.  The Company shall perform and
               --------------------------
observe (i) all of its obligations to each holder of the Series B Preferred and all of its obligations to each holder of the Underlying Common Stock set forth in the Restated Articles and the Company's bylaws, (ii) all of its obligations to each holder of the Warrant set forth therein, (iii) all of its obligations to each holder of the Note set forth therein, (iv) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement and (v) all of its obligations set forth in the Shareholders Agreement.

          3G.  Current Public Information.  At all times after the Company has
               --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3H.  Reservation of Common Stock.  The Company shall at all times
               ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred and exercise of the Warrant, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred and exercise of the outstanding Warrant. All shares of Common Stock and Series B Preferred which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock and Series B Preferred may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

               3I.  Intellectual Property Rights.  The Company shall, and shall
                    ----------------------------
cause each Subsidiary to, possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

               3J.  First Refusal Rights.
                    --------------------

          (i)       Except for issuances of Common Stock or Series B Preferred
(a) to the Company's employees, directors, consultants and advisors for incentive purposes, (b) upon the conversion of the Series A Preferred and the Series B Preferred or upon the exercise of the Warrant, (c) in connection with the acquisition of another company or business as contemplated by paragraph 3D(viii), (d) upon issuance of payment in kind dividends to the holders of the Series B Preferred, (e) pursuant to the exercise of any other option, warrant, right or convertible security outstanding on the date hereof or (f) pursuant to a public offering registered under the Securities Act, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Series B Preferred who is then an accredited investor (as defined in Rule 501(a) under the Securities Act) a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Under lying Common Stock then held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock and the number of shares of Common Stock then issuable upon the exercise of all options, warrants, rights or conversion rights then outstanding or reserved for issuance. Each holder of shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Series B Preferred shall be payable in cash.

          (ii) In order to exercise its purchase rights hereunder, a holder of Series B Preferred must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Series B Preferred is not fully subscribed by such holders, the remaining stock and securities shall be re-offered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such re-offer.

          (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Series B Preferred have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be re-offered to the holders of Series B Preferred pursuant to the terms of this paragraph.

          (iv) The rights of the holders of Series B Preferred under this paragraph shall terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to an offering of Common Stock underwritten by an investment bank with a national reputation; provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this paragraph shall remain in effect.

          3K.       Public Disclosures. The Company shall not, nor shall it
                    ------------------
permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser (which consent shall not be unreasonably withheld), unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

          3L.       Key Man Insurance.  The Company shall possess within thirty
                    -----------------
(30) days of the Initial Closing and maintain thereafter a $2,000,000 key man insurance policy with respect to John C. Bohan (or his replacement) under which such policy the Company is the beneficiary.

          Section  4.    Transfer of Restricted Securities.
                         ---------------------------------

          4A.       General Provisions. Restricted Securities are transferable
                    ------------------
only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          4B.       Opinion Delivery.  In connection with the transfer of any
                    ----------------
Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with, if reasonably requested by the Company, an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

          4C.  Rule 144A.  Upon the request of any Purchaser, the Company shall
               ---------
promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          4D.  Legend Removal.  If any Restricted Securities become eligible for
               --------------
sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities (accompanies by such documents or certificates as the Company may reasonably request), remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          Section  5.    Representations and Warranties of the Company.  As a
                         ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Series B Preferred and the Warrant hereunder, the Company hereby represents and warrants to the Purchasers that:

          5A.  Organization, Corporate Power and Licenses.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of California and, except as set forth on the attached "Organization Schedule" (which would not have a material adverse effect on the Company's business, operating results or financial condition), is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.  Capital Stock and Related Matters.
               ---------------------------------

          (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 10,000,000 shares of preferred stock, of which 2,000 shares shall be designated as Series A Preferred (the "Series A Preferred") (of which 2,000 shares shall be issued and outstanding) and 5,000,000 shares shall be designated as Series B Preferred (of which 823,455 shares shall be issued and outstanding) and (b) 40,000,000 shares of Common Stock, of which 10,000,000 shares shall be issued and outstanding and 2,500,000 shares shall be reserved for issuance upon conversion of the Series A Preferred and 5,000,000 shares shall be reserved for issuance upon conversion of the Series B Preferred or exercise of the Warrant. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Series B Preferred and the Warrant and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of the Company's knowledge, contractual shareholders' preemptive rights or rights of refusal with respect to the issuance of the Series B Preferred or the Warrant hereunder, the issuance of the Common Stock upon conversion of the Series B Preferred or upon exercise of the Warrant. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Series B Preferred, the Warrant or the Note hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth in the Capitalization Schedule.

          5C.    Subsidiaries; Investments.  The attached "Subsidiary Schedule"
                 -------------------------
correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          5D.    Authorization; No Breach.  The execution, delivery and
                 ------------------------
performance of this Agreement, the Warrant, the Note, the Registration Agreement, the Shareholders Agreement and all other agreements contemplated hereby to which the Company is a party, the filing of the Restated Articles and the amendment of the Company's bylaws have been duly authorized by the Company. This Agreement, the Warrant, the Note, the Registration Agreement, the Shareholders Agreement and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability is limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement or creditors' rights generally, and by general equitable principles. Except as set forth on the attached "Restrictions Schedule," the execution and delivery by the Company of this Agreement, the Registration Agreement, the Shareholders Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Series B Preferred, the Warrant and the Note hereunder, the issuance of the Common Stock upon conversion of the Series B Preferred, the issuance of Common Stock upon exercise of the Warrant, the filing of the Restated Articles and the amendment of the Company's bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Subsidiary as in effect on the date hereof, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebted ness owed to, the Company or another Subsidiary.

          5E.    Financial Statements.  Attached hereto as the "Financial
                 --------------------
Statements Schedule" are the following financial statements:

                 (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month period then ended; and

                (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1999 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the six-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

           5F.  Absence of Undisclosed Liabilities.  Except as set forth on the
                ----------------------------------
attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any material action or inaction at or prior to the Closing, or any state of material facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

           5G.  No Material Adverse Change.  Except as set forth on the attached
                --------------------------
"Adverse Change Schedule," since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

           5H.  Absence of Certain Developments.
                -------------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have

                (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

                (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets;

                (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                (i) made capital expenditures or commitments therefor that aggregate in excess of $10,000;

                (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $10,000 in the aggregate;

                (k) made any charitable contributions or pledges in excess of $10,000 in the aggregate;

                (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $10,000, whether or not covered by insurance;

                (m) made any Investment in or taken steps to incorporate any Subsidiary; or

                (n) entered into any other transaction other than in the ordinary course of business.

          (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          5I.   Assets.  Except as set forth on the attached "Assets Schedule,"
                ------
the Company and each Subsidiary have good and marketable title to, or, to the knowledge of the Company, a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Other than ordinary wear and tear or except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          5J.   Tax Matters.
                -----------

          (i) Except as set forth on the attached "Taxes Schedule": the Company, each Subsidiary and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each Subsidiary and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company, any Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company, each Subsidiary and each Affiliated Group shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary or any Affiliated Group, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's, any Subsidiary's or any Affiliated Group Tax liability.

          (ii) Neither the Company nor any of its Subsidiaries has made an election under (S)341(f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC (S)6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC (S)280G.

          (iii) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof. "Affiliated Group" means any affiliated group as defined in IRC (S)1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

           5K.    Contracts and Commitments; Significant Customers.
                  ------------------------------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

                  (a) pension, profitsharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                  (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or contract relating to loans to officers, directors or Affiliates;

                  (c) contract under which the Company or Subsidiary has advanced or loaned any other Person any amounts;

                  (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

                  (e) guarantee of any obligation;

                  (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $5,000;

                  (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                  (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $5,000;

                  (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

                  (j) warranty agreement with respect to its services rendered or its products sold or leased;

                  (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

                  (l) sales, distribution or franchise agreement;

                  (m) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

                  (n) contract, agreement or other arrangement with any officer, director, shareholder, employee or Affiliate, or any Affiliate of any officer, director, shareholder or employee;

                  (o) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                  (p) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $5,000 annually.

            (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in all material respects against the Company in accordance with their respective terms and, to the Company's knowledge the other parties thereto, except, in any case, as such enforceability is limited bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, and by general equitable principles. The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

            (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

            (iv) The attached "Significant Customers Schedule" sets forth a complete and accurate list of all Significant Customers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Company during each of the past four (4) fiscal quarters. Except to the extent set forth on the Significant Customers Schedule, none of the Company's Significant Customers has cancelled or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company.

           5L.    Intellectual Property Rights.
                  ----------------------------

          (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the

Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the Intellectual Property Schedule, to the Company's knowledge the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary is not threatened, pending or reasonably foreseeable.

          (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and there are no grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (d) to the Company's knowledge, the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in the Intellectual Property Schedule, the transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

          5M.  Litigation, etc.  Except as set forth on the attached "Litigation
               ---------------
Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Company or any Subsidiary during the past 3 years; neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

          5N.  Brokerage.  Except as set forth on the attached "Brokerage
               ---------
Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5O.  Governmental Consent, etc.  No permit, consent, approval or
               -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as expressly contemplated herein or in the exhibits hereto.

          5P.  Insurance.  The attached "Insurance Schedule" contains a
               ---------
description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          5Q.  Employees.  Except as set forth on the attached "Employees
               ---------
Schedule," the Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

           5R.   ERISA.
                 -----

          (i)    Multiemployer Plans.  Except as set forth on the "Employee
                 -------------------
Benefits Schedule," the Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

          (ii)   Retiree Welfare Plans.  Except as set forth on the "Employee
                 ---------------------
Benefits Schedule," the Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

          (iii)  Defined Benefit Plans.   Except as set forth on the "Employee
                 ---------------------
Benefits Schedule," the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

          (iv)   Defined Contribution Plans. Except as set forth on the
                 --------------------------
"Employee Benefits Schedule," the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA) (the"Profit Sharing Plan"), whether or not terminated.

          (v)    Other Plans.   Except as set forth in the "Employee Benefits
                 -----------
Schedule, the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. All plans and arrangements set forth on the "Employee Benefits Schedule" are referred to as the "Plans."

          (vi)   The Company.  For purposes of this paragraph 5R, the term
                 -----------
"Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

          (vii)  Payments and Accruals.  With respect to the Plans, all required
                 ---------------------
or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

          (viii) Compliance.  The Plans and all related trusts, insurance
                 ----------
contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to the Company's knowledge, threatened which could result in or subject the Company to any liability, and, to the Company's knowledge, there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

          (ix)   Correct Copies.  The Company has provided the Purchasers with
                 --------------
true and complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments), if any, for the Plans.

          5S.    Compliance with Laws.  Except as set forth on the attached
                 --------------------
"Compliance Schedule," neither the Company nor any Subsidiary is in violation of any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Except as set forth on the Compliance Schedule, neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("Environmental Laws"). Without limiting the generality of the foregoing, (i) the Company and each

Subsidiary have obtained all permits, licenses and authorizations required under, and have complied in all respects with, all Environmental Laws, (ii) no notice has been received by the Company or any Subsidiary regarding any violation of, or any claim, liability or corrective or remedial obligation under, any Environmental Laws and (iii) to the Company's knowledge, no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a liability or corrective or remedial obligation under any Environmental Laws.

            5T.  Affiliated Transactions.  Except as set forth on the attached
                 -----------------------
"Affiliated Transactions Schedule," no officer, director, employee, shareholder or Affiliate of the Company or any Subsidiary or, to the Company's knowledge, any individual related by blood, marriage or adoption to any such individual or, to the Company's knowledge, any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

            5U.  Web Site.  To the Company's knowledge, the ownership, operation
                 --------
and use of the Web Site or any User Information by the Company and its Subsidiaries has not violated any applicable laws or regulations and neither the Company nor any of its Subsidiaries has breached any contractual or other legal obligations relating to the Web Site or any User Information (including any obligations to users of the Web Site). "Web Site" shall mean the web site having the URL address "www.latitude90.com" and any other web site owned and operated by the Company or any of its Subsidiaries, as such web sites may have changed from time to time. "User Information" shall mean information of any type regarding users of the Web Site (including, without limitation, information supplied by such users).

            5V.  Disclosure.  Neither this Agreement nor any of the exhibits,
                 ----------
schedules, closing certificates or attachments hereto contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances under which it is made, not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or general managers is aware and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

            5W.  Knowledge.  As used in this Section 5, the terms "knowledge" or
                 ---------
"aware" shall mean and include (i) the actual knowledge or awareness of the Company and its Subsidiaries (which shall include the actual knowledge and awareness of the officers, directors and the general managers of each facility of the Company and its Subsidiaries) and (ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

           Section  6.  Definitions.
                       -----------

           6A. Definitions.  For the purposes of this Agreement, the following
               -----------
terms have the meanings set forth below:

           "Affiliate" of any particular Person means any other Person
            ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

           "Indebtedness" means at a particular time, without duplication, (i)
            ------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

           "Intellectual Property Rights" means all (i) patents, patent
            ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

           "Investment" as applied to any Person means (i) any direct or
            ----------
indirect purchase or other acquisition by such Person of any notes, obligations (other than trade payables or other liabilities incurred in the ordinary course of business payable within 90 days of incurrence), instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

           "IRC" means the Internal Revenue Code of 1986, as amended, and any
            ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

           "IRS" means the United States Internal Revenue Service.
            ---

           "Liens" means any mortgage, pledge, security interest, encumbrance,
            -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

           "Officer's Certificate" means a certificate signed by the Company's
            ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate is accurate and complete in all material respects.

           "Permitted Liens" means:
            ---------------

             (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

             (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

             (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent permitted by this Agreement;

             (iv) interests or title of a lessor under any lease permitted by this Agreement;

             (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable;

             (vi) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries;

             (vii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to this Agreement.

            "Person" means an individual, a partnership, a corporation, a
             ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Restricted Securities" means (i) the Series B Preferred issued
             ---------------------
hereunder, (ii) the Warrant issued hereunder, (iii) the Note issued hereunder,
(iv) the Common Stock issued upon conversion of Series B Preferred or upon exercise of the Warrant and (v) any securities issued with respect to the securities referred to in clauses (i), (ii), (iii) or (iv) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

            "Securities Act" means the Securities Act of 1933, as amended, or
             --------------
any similar federal law then in force.

            "Securities and Exchange Commission" includes any governmental body
             ----------------------------------
or agency succeeding to the functions thereof.

            "Securities Exchange Act" means the Securities Exchange Act of 1934,
             -----------------------
as amended, or any similar federal law then in force.

            "Subsidiary" means, with respect to any Person, any corporation,
             ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

            "Treasury Regulations" means the United States Treasury Regulations
             --------------------
promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

            "Underlying Common Stock" means (i) the Common Stock issued or
             -----------------------
issuable upon conversion of the Series B Preferred or upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement only, any Person who holds Series B Preferred or Warrant shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Series B Preferred or exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Series B Preferred or exercise of the Warrant, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

            "Wholly-Owned Subsidiary" means, with respect to any Person, a
             -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section  7.  Miscellaneous.
                       -------------

          7A.  Expense.  The Company and the Purchasers shall each bear their
               -------
own fees, costs and expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby and any amendments or waivers thereto.

          7B.  Remedies.  Each holder of Series B Preferred and Underlying
               --------
Common Stock shall have all rights and remedies set forth in this Agreement, Restated Articles and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C.  Purchaser's Investment Representations.  Each Purchaser hereby
               --------------------------------------
represents that it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on August 6, 1999 and have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred, sold or pledged without registration under the Act, unless otherwise exempt from such registration requirements. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of August 6, 1999 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7D.  Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding Series B Preferred;

provided that if there is no Series B Preferred outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Series B Preferred, Warrant, Note or Underlying Common Stock or any delay in exercising any rights hereunder or under the Restated Articles shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Series B Preferred or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          7E.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

          7F.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Series B Preferred, the Warrant, Note or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series B Preferred, such Warrant, such Note or such Underlying Common Stock.

          7G.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied.

          7H.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7I.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts (including facsimile copies), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7J.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this

Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7K.  Governing Law. All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          7L.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

                         Latitude 90, Inc.
                         2020 Santa Monica Blvd.
                         Suite 400
                         Santa Monica, CA 90404
                         Attn:  Executive Financial Officer

          with a copy to:

                         Paul Hastings Janofsky & Walker LLP
                         555 South Flower Street, 23/rd/ Floor
                         Los Angeles, CA  90071
                         Attn:  Robert A. Miller, Jr.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7M.  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          7N.  Arbitration.  Each of the parties hereto agrees that in the event
               -----------
of any dispute
arising between the parties arising out of or relating to this Agreement or its breach, such dispute shall be resolved pursuant to the pre-dispute arbitration agreement attached hereto as Exhibit G.
                             ---------

                             *   *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    LATITUDE 90, INC.


                                    By: /s/ John C. Bohan
                                       ___________________________
                                        Name: John C. Bohan
                                        Title: President and CEO


                                    PURCHASERS:



                                    By: ____________________________
                                        Name:
                                        Title:


                     [Signature Page to Purchase Agreement]

                               LATITUDE 90, INC.

                               Amendment No. 1 to
                               ------------------
                             Shareholders Agreement
                             ----------------------

     This Amendment No. 1 (the "Amendment") is made as of August __, 1999 to the Shareholders Agreement (the "Agreement") made and entered into on August 6, 1999, among Latitude 90, Inc., a California corporation (the "Company"), and the Investors (as defined in the Agreement) (the "Investors").

                                    Recitals
                                    --------

     WHEREAS, the Company has entered into the Agreement, which among other things, provided for the sale and issuance of the Company's Series B Preferred Stock and a warrant to purchase shares of the Company's Common Stock to the Purchasers named therein;

     WHEREAS, it was the original intention of the Company, the Purchasers and William Apfelbaum to have the Company and William Apfelbaum enter into a Securities Purchase Agreement (the "Apfelbaum Agreement") concurrently with the Initial Closing (as defined in the Agreement) under the Agreement;

     WHEREAS, pursuant to the Apfelbaum Agreement, the Company would issue and sell a warrant (the "Apfelbaum Warrant") to purchase 530,946 shares of the Company's Common Stock at a purchase price for the Apfelbaum Warrant of $5,309.46; and

     WHEREAS, in connection with the Apfelbaum Agreement and the issuance of the Apfelbaum Warrant thereunder, the Company and the Purchasers have determined that the Agreement requires certain amendments.

     NOW, THEREFORE, the Company and the Investors agree as follows:

                                   Agreement
                                   ---------

     1.  Amendment to Agreement.  Effective as of the Initial Closing (as
         ----------------------
defined in the Agreement), the parties agree that Section 7(a)(iii) of the Agreement is amended and restated in its entirety as follows:

          "(iii)  any issuance (other than (i) to The Roman Arch Fund L.P. or
     The Roman   Arch Fund II L.P. pursuant to the terms of the letter agreement with the Company dated as of June 7, 1999 and (ii) for payment in kind dividends to the holder of Series B Preferred Stock) of Series B Preferred Stock that would result in more than 3,398,054 (subject to any stock split, stock dividend, recapitalization or otherwise) of such shares being outstanding."

     2.   General Provisions.
          ------------------

          (a) Governing Law.  This Amendment shall be construed in accordance
              -------------
with and governed by the laws of the State of Delaware.

          (b) Full Force and Effect.  Except as amended hereby, the Agreement
              ---------------------
shall remain in full force and effect.

          (c) Counterparts.  This Amendment may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute on instrument.

          (d) Captions.  The captions herein are included for convenience of
              --------
reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first written above.

                                    COMPANY:

                                    Latitude 90, Inc.

                                    By: ____________________
                                        Name:
                                        Title:

                                    INVESTORS:



                                    By: ____________________
                                        Name:
                                        Title:



         [Signature Page to Amendment No. 1 to Shareholders Agreement]

                               LATITUDE 90, INC.

                              Amendment No. 2 to
                              ------------------
                            Shareholders Agreement
                            ----------------------

     This Amendment No. 2 (the "Amendment") is made as of September __, 1999 to the Shareholders Agreement (the "Agreement") made and entered into on August 6, 1999, as amended, among Latitude 90, Inc., a California corporation (the "Company"), and the Investors (as defined in the Agreement) (the "Investors").

                                   Recitals
                                   --------

     WHEREAS, the Company has entered into the Agreement, which among other things, provided for the sale and issuance of the Company's Series B Preferred Stock and a warrant to purchase shares of the Company's Common Stock to the Purchasers named therein;

     WHEREAS, the Company now desires to sell and issue to additional investors (each, a "Subsequent Sale") shares of the Series B Preferred in one or more Subsequent Closings (as defined in the Agreement) under the Agreement;

     WHEREAS, in connection with the contemplated Subsequent Sales and the issuance of share of the Series B Preferred thereunder, the Company and the Purchasers have determined that the Agreement requires certain amendments.

     NOW, THEREFORE, the Company and the Investors agree as follows:

                                   Agreement
                                   ---------

     1.   Amendment to Agreement.  The parties agree that Section 7(a)(iii) of
          ----------------------
the Agreement is amended and restated in its entirety as follows:

          "(iii)  any issuance (other than (i) to The Roman Arch Fund L.P. or
     The Roman   Arch Fund II L.P. pursuant to the terms of the letter agreement with the Company dated as of June 7, 1999 and (ii) for payment in kind dividends to the holder of Series B Preferred Stock) of Series B Preferred Stock that would result in more than _________ (subject to any stock split, stock dividend, recapitalization or otherwise) of such shares being outstanding."

     2.   General Provisions.
          ------------------

          (a)  Governing Law.  This Amendment shall be construed in accordance
               -------------
with and governed by the laws of the State of Delaware.

         (b)  Full Force and Effect.  Except as amended hereby, the Agreement
               ---------------------
shall remain in full force and effect.

          (c)  Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute on instrument.

          (d)  Captions.  The captions herein are included for convenience of
               --------
reference only and shall be ignored in the construction or interpretation hereof.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first written above.

                                            COMPANY:

                                            Latitude 90, Inc.

                                            By: ____________________
                                                Name:
                                                Title:

                                            INVESTORS:



                                            By: ____________________
                                                Name:
                                                Title:



         [Signature Page to Amendment No. 2 to Shareholders Agreement]